                                                                    EXHIBIT 25-A
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2) [_]

                               FIRST ALABAMA BANK
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   ALABAMA STATE BANKING CORPORATION                   63-0371391
   (JURISDICTION OF INCORPORATION OR      (I.R.S. EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION IF NOT A U.S. NATIONAL
                 BANK)

   417 NORTH 20TH STREET BIRMINGHAM,                     35203
                ALABAMA                                (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

  ROY D. BIRDWELL FIRST ALABAMA BANK 417 NORTH 20TH STREET BIRMINGHAM, ALABAMA
                              35203 (205) 326-7227
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                58-0436120
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

 675 WEST PEACHTREE ST., N.E. ATLANTA,                   30375
                GEORGIA                                (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                               ----------------

                                DEBT SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)

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

                                    GENERAL

ITEM 1. GENERAL INFORMATION.

  (a) Name and address of each examining or supervising authority to which it is subject.

    Federal Deposit Insurance Corporation, Washington, D.C.
    Alabama State Banking Department, Montgomery, AL.

  (b) Whether it is authorized to exercise corporate trust powers.

    Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  None.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  Not applicable.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  Not applicable.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  Not applicable.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

  Not applicable.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  Not applicable.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  Not applicable.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (a) Whether there is or has been a default with respect to the securities under this indenture.

    There is not and has not been any such default.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

    There has not been any such default.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  Not applicable.

ITEM 15. FOREIGN TRUSTEE.

  Not applicable.

ITEM 16. LIST OF EXHIBITS.

  The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

 EXHIBIT
 NUMBER
 -------
    1    --Restated Articles of Incorporation of the Trustees as now in effect.
           (Exhibit 1 to Form T-1, Registration No. 22-21909).
    2    --Not applicable.
    3    --Authorization of the Trustee to exercise corporate trust powers.
           (Exhibit 3 to Form T-1, Registration No. 22-21909).
    4    --Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-
           60351).
    5    --Not applicable.
    6    --Consent of the Trustee required by Section 321(b) of the Trust
           Indenture Act of 1939, as amended.
    7    --Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 1995.
    8    --Not applicable.
    9    --Not applicable.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, First Alabama Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham and the State of Alabama, on the 18th day of October, 1995.

                                          First Alabama Bank

                                          By___________________________________
                                                ROY D. BIRDWELL SENIOR VICE
                                                PRESIDENT-- CORPORATE TRUST
                                                          MANAGER

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                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          First Alabama Bank

                                          By __________________________________
                                                     ROY D. BIRDWELL
                                                 SENIOR VICE PRESIDENT--
                                                 CORPORATE TRUST MANAGER

Dated: October 18, 1995

                                   EXHIBIT 7

FIRST ALABAMA BANK         Call Date: 06/30/95    ST-BK: 01-0310       FFIEC 031
P.O. Box 10247


Birmingham, AL 35202       Vendor ID: D           CERT: 12368

Transit
Number: 06200569

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET                                              C400

                                                       DOLLAR AMOUNTS
                                                  RCFD  IN THOUSANDS
                                                  ---- --------------
ASSETS
 1. Cash and balances due from depository
    institutions (from Schedule RC-A):
  a. Noninterest-bearing balances and currency
     and coin(1)................................. 0081     548,468
  b. Interest-bearing balances(2)................ 0071           0
 2. Securities:
  a. Held-to-maturity securities (from Schedule
     RC-B, column A)............................. 1754   1,448,386
  b. Available-for-sale securities (from Schedule
     RC-B, column D)............................. 1773     475,384
 3. Federal funds sold and securities purchased
    under agreements to resell in domestic
    offices of the bank and of its Edge and
    Agreement subsidiaries, and in IBFs:
  a. Federal funds sold.......................... 0276         305
  b. Securities purchased under agreements to
     resell...................................... 0277         590
                                   RCFD
                                   ----
 4. Loans and lease financing receivables:
  a. Loans and leases, net of
     unearned income
     (from Schedule RC-C)......... 2122 7,134,087
  b. LESS: Allowance for loan and
     lease losses................. 3123    92,951
  c. LESS: Allocated transfer risk
     reserve...................... 3128         0
  d. Loans and leases, net of unearned income,
     allowance, and reserve
     (item 4.a minus 4.b and 4.c)................ 2125   7,041,136
 5. Trading assets (from Schedule RC-D).......... 3545       3,505
 6. Premises and fixed assets (including
    capitalized leases).......................... 2145     120,022
 7. Other real estate owned (from Schedule RC-
    M)........................................... 2150       1,561
 8. Investments in unconsolidated subsidiaries
    and associated companies (from Schedule RC-
    M)........................................... 2130      16,174
 9. Customers' liability to this bank on
    acceptances outstanding...................... 2155      37,769
10. Intangible assets (from Schedule RC-M)....... 2143      94,494
11. Other assets (from Schedule RC-F)............ 2160     167,669
12. Total assets (sum of items 1 through 11)..... 2170   9,955,463

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

FIRST ALABAMA BANK         Call Date: 06/30/95    ST-BK: 01-0310       FFIEC 031
P.O. Box 10247


Birmingham, AL 35202       Vendor ID: D           CERT: 12368

Transit Number:
06200569

SCHEDULE RC--CONTINUED

                                           DOLLAR AMOUNTS
                                      RCON  IN THOUSANDS
                                      ---- --------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of
       totals of columns A and C
       from Schedule RC-E,
       part I)......................  2200   7,479,475
                       RCON
                       ----
   (1) Noninterest-
       bearing(1)....  6631 1,252,325
   (2) Interest-
       bearing.......  6636 6,227,150
                                      RCFN
                                      ----
    b. In foreign offices, Edge and
       Agreement subsidiaries, and
       IBF (from Schedule RC-E,
       part II).....................  2200     363,548
                       RCFN
                       ----
   (1) Noninterest-
       bearing.......  6631         0
   (2) Interest-
       bearing.......  6636   363,548
14. Federal funds purchased and
    securities sold under
    agreements to repurchase in
    domestic offices of the bank
    and of its Edge and Agreement
    subsidiaries, and in IBFs:
                                      RCFD
                                      ----
    a. Federal funds purchased......  0278     778,529
    b. Securities sold under
       agreements to repurchase.....  0279     296,565
                                      RCON
                                      ----
15. a. Demand notes issued to the
       U.S. Treasury................  2840           0
                                      RCFD
                                      ----
    b. Trading Liabilities (from
       Schedule RC-D.)..............  3548         483
16. Other borrowed
    money:
    a. With original maturity of one
       year or less.................  2332         127
    b. With original maturity of
       more than one year...........  2333      51,940
17. Mortgage indebtedness and
    obligations under capitalized
    leases..........................  2910       4,297
18. Bank's liability on
    acceptances executed and
    outstanding.....................  2920      37,769
19. Subordinated notes and
    debentures......................  3200           0
20. Other liabilities (from
    Schedule RC-G)..................  2930     120,120
21. Total liabilities (sum of
    items 13 through 20)............  2948   9,132,853
22. Limited-life preferred stock
    and related surplus.............  3282           0
EQUITY CAPITAL
                                      RCFD
                                      ----
23. Perpetual preferred stock and
    related surplus.................  3838           0
24. Common stock....................  3230         100
25. Surplus (exclude all surplus
    related to preferred stock).....  3839     168,046
26. a. Undivided profits and
       capital reserves.............  3632     649,314
    b. Net unrealized holding gains
       (losses) on available-for-sale
       securities...................  8434       5,150
27. Cumulative foreign currency
    translation adjustments.........  3284           0
28. Total equity capital (sum of
    items 23 through 27)............  3210     822,610
29. Total liabilities, limited-
    life preferred stock, and
    equity capital (sum of items
    21, 22, and 28).................  3300   9,955,463

MEMORANDUM

To be reported only with the March Report of Condition.

                                                          RCFD NUMBER
                                                          ---- ------
1. Indicate in the box at the right the number of the
   statement below that best describes the most
   comprehensive level of auditing work performed for
   the bank by independent external auditors as of any
   date during 1994...................................... 6724 N/A


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
--------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.